Exhibit 99.1
CONSENT OF ROBERT A. STANGER & CO., INC.

Corporate Property Associates 18 – Global Incorporated:

We hereby consent to the references to our firm and description of our role in the estimate of the fair market value of a portion of the Corporate Property Associates 18 – Global Incorporated’s (the “Company”) real estate portfolio as of June 30, 2020 and of our role in the estimate of the fair market value of the Company’s property-level debt encumbering its real estate portfolio as of June 30, 2020, included in this Current Report on Form 8-K, as amended (the “Current Report”), and incorporated by reference into the Company’s Registration Statement on Form S-3D (File No. 333-203849) and the related prospectus included therein.

ROBERT A. STANGER & CO., INC.

/s/ Robert A. Stanger & Co., Inc.